Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

OF THE COMPANY AND ITS SUBSIDIARIES GIVING EFFECT TO THE ACQUISITION OF

CARLILE BANCSHARES, INC. AS OF MARCH 31, 2017

AND

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

OF THE COMPANY AND ITS SUBSIDIARIES GIVING EFFECT TO THE ACQUISITION OF CARLILE

BANCSHARES, INC. FOR THE

THREE MONTHS ENDED MARCH 31, 2017 AND THE YEAR ENDED DECEMBER 31, 2016

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

The following unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2017, and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2017, and the year ended December 31, 2016, and have been prepared to reflect the acquisition of Carlile Bancshares, Inc. (Carlile) by Independent Bank Group, Inc. (IBTX), which was completed on April 1, 2017. The unaudited pro forma combined condensed consolidated financial information is set forth as if the acquisition had occurred as of March 31, 2017, with respect to financial condition data and as of January 1, 2016, with respect to operations data and includes the 400,000 shares of IBTX common stock issued and sold by IBTX for cash in the aggregate net amount of $19,950,000 (after underwriting discounts) on November 29, 2016, as well as 8,804,699 shares of Independent common stock issued in the merger.

The unaudited pro forma combined condensed consolidated financial statements give effect to the acquisition of Carlile as a business combination under U.S. generally accepted accounting principles (GAAP). The transaction was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations. Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their fair values, while transaction and restructuring costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. IBTX’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

The Company anticipates that the acquisition of Carlile will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of Carlile. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with, the historical consolidated financial statements and related notes of the Registrant included in its Annual Report on Form 10-K for the year ended December 31, 2016, and Carlile’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included as Exhibit 99.2 in this Current Report on Form 8-K/A.

Pro Forma Combined Consolidated Balance Sheet

March 31, 2017

(Unaudited) (dollars in thousands)

	Independent	Carlile	Pro forma Adjustments				Pro Forma Independent with Carlile Consolidated
	As of March 31, 2017	As of March 31, 2017	Debits		Credits		As of March 31, 2017
Assets:
Cash and cash equivalents	$515,123	$148,444	$—		$22,113	(j)(k)	$641,454
Certificates of deposit held in other banks	5,892	11,025	—		—		16,917
Securities available for sale	350,409	336,506	—		—		686,915
Loans held for sale	5,081	12,782	—		—		17,863
Loans (gross)	4,700,084	1,389,671	—		16,000	(a)	6,073,755
Allowance for loan losses	(33,431)	(15,866)	15,866	(b)	—		(33,431)
Premises and equipment, net	88,286	60,948	6,402	(c)	—		155,636
Other real estate owned	2,896	10,666	—		3,000	(d)	10,562
Goodwill	258,319	117,564	347,464	(e)	117,564	(e)	605,783
Core deposit intangible, net	13,685	7,398	35,241	(f)	7,398	(f)	48,926
Deferred tax asset	7,950	20,140	3,514	(g)	13,478	(g)	18,126
Other assets	108,320	89,306	—		10,791	(i)	186,835

Total Assets	$6,022,614	$2,188,584	$408,487		$190,344		$8,429,341

Liabilities and Stockholders’ Equity
Deposits:
Noninterest bearing	$1,126,113	$640,345	$—		$—		$1,766,458
Interest bearing	3,596,090	1,181,593	—		—		4,777,683

Total deposits	4,722,203	1,821,938	—		—		6,544,141
FHLB advances	460,727	—	—		—		460,727
Repurchase agreements	—	18,003	—		—		18,003
Other borrowings	107,388	—	—		—		107,388
Junior subordinated debentures	18,147	12,566	3,195	(h)	—		27,518
Other liabilities	25,680	9,662	—		—		35,342

Total Liabilities	5,334,145	1,862,169	3,195		—		7,193,119
Stockholders’ equity:					—
Total Stockholders’ Equity	688,469	326,415	326,415		547,753	(j)(k)	1,236,222

Total Liabilities and Stockholders’ Equity	$6,022,614	$2,188,584	$329,610		$547,753		$8,429,341

Footnotes to Pro Forma Combined Consolidated Balance Sheet:

(a)	Estimated fair market value adjustment on the acquired loan portfolio.
(b)	Eliminate Carlile’s allowance for loan loss.
(c)	Estimated fair market value adjustment on premises acquired, mostly attributable to land value.
(d)	Estimated fair market value adjustment on acquired other real estate owned.
(e)	Eliminate Carlile’s existing goodwill and record estimated goodwill for amount of consideration and liabilities assumed over fair value of the assets received.
(f)	Eliminate Carlile’s existing core deposit intangible and record the estimated core deposit intangible value of the acquired non time deposits.
(g)	Estimated adjustment on acquired deferred assets and the tax effect of purchase accounting adjustments at 35%.
(h)	Estimated fair value adjustment on acquired junior subordinated debentures
(i)	Eliminate Carlile capital accounts and merger costs paid prior to close for change of control agreements and investment banking fees.
(j)	Record transaction expenses at 1% of the aggregate merger consideration.

Footnotes to Pro Forma Combined Consolidated Balance Sheet (continued):

(k)	Issue 8,804,699 shares of our common stock (using an Average Stock Price of $62.7044 per share) to former Carlile shareholders and pay $17.8 million in cash to Carlile option holders for a total consideration of $570 million. The estimated fair values of the assets acquired and liabilities assumed in the merger are as follows:

(dollars in thousands)
Assets of acquired bank:
Cash and cash equivalents	$148,444
Certificates of deposit held in other banks	11,025
Securities available for sale	336,506
Loans	1,386,453
Premises and equipment	67,350
Core deposit intangible	35,241
Goodwill	347,464
Other real estate	7,666
Deferred tax asset	10,176
Other assets	78,515

Total assets acquired	2,428,840

Liabilities of acquired bank:
Deposits	1,821,938
Junior subordinated debentures	9,371
Other liabilities	27,665

Total liabilities assumed	1,858,974

Net assets acquired	569,866

Common stock issued	552,093
Cash paid	17,773

Total purchase price	$569,866

Fair value estimates for loans, OREO, deposits, premises, junior subordinated debt and the core deposit intangible are subject to adjustment upon receipt and review of third party appraisals.

Pro Forma Consolidated Income Statement

Three Months Ended March 31, 2017

(Unaudited) (dollars in thousands, except per share)

	Three Months Ended March 31, 2017
	Independent	Carlile	Pro Forma Adjustments		Pro Forma Independent with Carlile
Interest income
Interest and fees on loans	$53,744	$17,846	$1,000	(a)	$72,590
Interest on securities	1,305	1,797	—		3,102
Interest on other	890	334	—		1,224

Total interest income	55,939	19,977	1,000		76,916
Interest expense
Interest on deposits	5,029	1,115	—		6,144
Interest on other borrowings	3,043	213	40	(b)	3,296

Total interest expense	8,072	1,328	40		9,440

Net interest income	47,867	18,649	960		67,476
Provision for loan losses	2,023	338	—		2,361

Net interest income after provision	45,844	18,311	960		65,115

Noninterest income
Service charges	1,927	1,023	—		2,950
Mortgage fee income	1,267	2,525	—		3,792
Gain on sale of assets	5	194	—		199
Other	1,384	3,136	—		4,520

Total noninterest income	4,583	6,878	—		11,461
Noninterest expense
Salaries and employee benefits	16,837	12,398	—		29,235
Occupancy	3,872	2,273	4	(c)	6,149
Merger expenses	146	155	(301	)(d)	—
Other	7,173	4,799	696	(e)	12,668

Total noninterest expense	28,028	19,625	(399)		48,052

Income before taxes	22,399	5,564	561		28,524
Income tax expense	6,728	1,423	196	(f)	8,347

Net income	$15,671	$4,141	$365		$20,177

Pro Forma Combined Per Share Data (Common Stock)
Earnings:
Basic	$0.83				$0.72
Diluted	0.82				0.72
Weighted average shares outstanding:
Basic	18,908,679				28,113,378
Diluted	19,015,810				28,200,024

Footnotes to Pro Forma adjustments:

(a)	Adjustment to interest income for accretion on Carlile acquired loans based on expected fair market value adjustment to such loans.
(b)	Adjustment to interest expense for amortization on Carlile acquired junior subordinated debt based on expected fair market value adjustment on such debt.
(c)	Expected depreciation expense on increase in Carlile acquired buildings based upon expected fair market value.
(d)	Nonrecurring costs attributable to the acquisition for professional fees.
(e)	Expected amortization of the core deposit intangible based on a 10 year life using the straight line method.
(f)	Tax adjustment related to other pro forma adjustments is calculated at a 35% rate.

Pro Forma Consolidated Income Statement

Year Ended December 31, 2016

(Unaudited) (dollars in thousands, except per share)

	Year Ended December 31, 2016
	Independent	Carlile	Pro Forma Adjustments		Pro Forma Independent with Carlile
Interest income
Interest and fees on loans	$203,577	$78,618	$4,000	(a)	$286,195
Interest on securities	4,449	7,682	—		12,131
Interest on other	2,023	952	—		2,975

Total interest income	210,049	87,252	4,000		301,301
Interest expense
Interest on deposits	16,075	4,358	—		20,433
Interest on other borrowings	10,168	850	160	(b)	11,178

Total interest expense	26,243	5,208	160		31,611

Net interest income	183,806	82,044	3,840		269,690
Provision for loan losses	9,440	14,726	—		24,166

Net interest income after provision	174,366	67,318	3,840		245,524

Noninterest income
Service charges	7,222	4,127	—		11,349
Mortgage fee income	7,038	13,745	—		20,783
Gain on sale of assets	93	—	—		93
Other	5,202	10,589	—		15,791

Total noninterest income	19,555	28,461	—		48,016
Noninterest expense
Salaries and employee benefits	66,762	45,689	—		112,451
Occupancy	16,101	9,858	15	(c)	25,974
Merger expenses	1,517	1,217	(659	)(d)	2,075
Other	29,410	21,851	2,784	(e)	54,045

Total noninterest expense	113,790	78,615	2,140		194,545

Income before taxes	80,131	17,164	1,700		98,995
Income tax expense	26,591	3,979	595	(f)	31,165

Net income	53,540	13,185	1,105		67,830
Net income attributable to noncontrolling interest	—	(315)	—		(315)

Net income to shareholders	$53,540	$12,870	$1,105		$67,515

Pro Forma Combined Per Share Data (Common Stock)
Earnings:
Basic	$2.89				$2.44
Diluted	2.88				2.43
Weighted average shares outstanding:
Basic	18,501,663				27,706,362
Diluted	18,588,309				27,813,494

Footnotes to Pro Forma adjustments:

(a)	Adjustment to interest income for accretion on Carlile acquired loans based on expected fair market value adjustment to such loans.
(b)	Adjustment to interest expense for amortization on Carlile acquired junior subordinated debt based on expected fair market value adjustment on such debt.
(c)	Expected depreciation expense on increase in Carlile acquired buildings based upon expected fair market value.
(d)	Nonrecurring costs attributable to the acquisition for IBTX professional fees.
(e)	Expected amortization of the core deposit intangible based on a 10 year life using the straight line method.
(f)	Tax adjustment related to other pro forma adjustments is calculated at a 35% rate.